EXHIBIT 21

The Sherwin-Williams Company
Operating Subsidiaries
December 31, 2022

Domestic

State of
Subsidiary	Incorporation
Acquire Sourcing, LLC	DE
Dur-A-Flex, Inc.	CT
Comex North America, Inc.	DE
Contract Transportation Systems Co.	DE
CTS National Corporation	DE
ICA USA Inc.	DE
Omega Specialty Products & Services LLC	OH
Plasti-Kote Co., Inc.	OH
Sherwin-Williams Realty Holdings, Inc.	IL
SWIMC LLC	DE
The Sherwin-Williams Acceptance Corporation	NV
The Sherwin-Williams Headquarters Company	OH
The Sherwin-Williams Manufacturing Company	OH
The Sherwin-Williams US Licensing Company	DE
Valspar Specialty Paints, LLC	DE

Foreign

Country of
Subsidiary	Incorporation

Compania Sherwin-Williams, S.A. de C.V.	Mexico
EPS B.V.	Netherlands
EPS (Shanghai) Trading Co., Ltd.	China
Groß & Perthun Verwaltungs GmbH	Germany
Guangdong Valspar Paints Manufacturing Co Ltd.	China
ICA China, Ltd.	China
ICA Deutschland Lacke GmbH	Germany
ICA Iberia Sau	Spain
ICA Lodz Sp. z o.o.	Poland
ICA Polska Sp. z o.o.	Poland
ICA Radomskp Sp. z o.o	Poland
ICA Spa	Italy
Invercolor Bologna Srl	Italy

Inver East Med S.A.	Greece
Inver France SAS	France
Inver GmbH	Germany
Inver Industrial Coating SRL	Romania
Inver Polska Spółka z o.o.	Poland
Inver Spa	Italy
Isocoat Tintas e Vernizes Ltda	Brazil
Isva Vernici Srl	Italy
Pinturas Condor S.A.	Ecuador
Pinturas Industriales S.A.	Uruguay
Productos Quimicos y Pinturas, S.A. de C.V.	Mexico
PT Sherwin-Williams Indonesia	Indonesia
PT Valspar Indonesia	Indonesia
Quetzal Pinturas, S.A. de C.V.	Mexico
Sherwin-Williams Argentina I.y C.S.A.	Argentina
Sherwin-Williams Aruba VBA	Aruba
Sherwin-Williams (Australia) Pty. Ltd.	AU
Sherwin-Williams Balkan S.R.L.	Romania
Sherwin-Williams Bel Unitary Enterprise	Belarus
Sherwin-Williams Benelux NV	Belgium
Sherwin-Williams Canada Inc.	Canada
Sherwin-Williams Chile S.A.	Chile
Sherwin-Williams Coatings S.a r.l.	Luxembourg
Sherwin Williams Colombia S.A.S.	Columbia
Sherwin-William Coatings Deutschland GmbH	Germany
Sherwin-Williams Czech Republic spol. s r.o	Czech Republic
Sherwin-Williams Denmark A/S	Denmark
Sherwin-Williams Deutschland GmbH	Germany
Sherwin-Williams UK Limited	UK
Sherwin-Williams do Brasil Industria e Comercio Ltda.	Brazil
Sherwin-Williams France Finishes SAS	France
Sherwin-Williams (Ireland) Limited	Ireland
Sherwin-Williams Italy S.r.l.	Italy
Sherwin-Williams (Nantong) Company Limited	China
Sherwin-Williams Norway AS	Norway
Sherwin-Williams Peru S.R.L.	Peru
Sherwin-Williams Pinturas de Venezuela S.A.	Venezuela
Sherwin-Williams Poland Sp. z o.o.	Poland
Sherwin-Williams Services (Malaysia) Sdn. Bhd.	Malaysia
Sherwin-Williams (Shanghai) Limited	China
Sherwin-Williams Spain Coatings S.L.	Spain

Piton Paints Limited	St. Lucia
Sherwin-Williams Sweden AB	Sweden
Sherwin-Williams (Thailand) Co., Ltd.	Thailand
Sherwin-Williams (Vietnam) Limited	Vietnam
Sherwin-Williams (West Indies) Limited	Jamaica
Spanyc Paints Joint Stock Company	Vietnam
Taiwan Valspar Co., Ltd.	Taiwan
The Valspar (Asia) Corporation Limited	Hong Kong
The Valspar (Australia) Corporation Pty. Ltd.	Australia
The Valspar Corporation Limitada	Brazil
The Valspar (Finland) Corporation Oy	Finland
The Valspar (France) Corporation S.A.S.	France
The Valspar (France) Research Corporation SAS	France
The Valspar (Malaysia) Corporation Sdn Bhd	Malaysia
The Valspar (Nantes) Corporation S.A.S.	France
The Valspar (Singapore) Corporation Pte. Ltd	Singapore
The Valspar (South Africa) Corporation (Pty) Ltd	South Africa
The Valspar (Switzerland) Corporation AG	Switzerland
The Valspar (Thailand) Corporation Ltd.	Thailand
The Valspar (Vietnam) Corporation Ltd.	Vietnam
UAB Sherwin-Williams Baltic	Lithuania
Valspar Aries Coatings, S. de R.L. de C.V.	Mexico
Valspar Automotive Australia Pty Limited	Australia
Valspar B.V.	Netherlands
Valspar Coatings (Guangdong) Co., Ltd.	China
Valspar Coatings (Shanghai) Co. Ltd.	China
Valspar Coatings (Tianjin) Co., Ltd	China
Valspar D.o.o Beograd	Serbia
Valspar (India) Coatings Corporation Private Limited	India
Valspar Industries GmbH	Germany
Valspar Mexicana, S.A. de C.V.	Mexico
Valspar Rock Company Limited (Japan)	Japan
Valspar (Shanghai) Management Co., Ltd.	China
Valspar (Uruguay) Corporation S.A.	Uruguay
Valspar (WPC) Pty Ltd	Australia